Exhibit 10.1

May [_], 2024

[__________]1

Re:	Series B and C Warrant Exercise Agreement

To Whom It May Concern:

Calidi Biotherapeutics, Inc. (the “Company”) previously issued and delivered to you (“Holder” or “you” or “your”) the Company’s (i) Series B unit purchase warrants (the “Series B Warrants”) to purchase units (the “Series B Units”) consisting of: (i) shares of the Company’s voting common stock, par value $0.0001 per share (“Common Stock”) and Series B-1 warrants to purchase Common Stock (the “Series B-1 Warrants”) and (ii) Series C unit purchase warrants (the “Series C Warrants”) to purchase units (the “Series C Units”) consisting of: (i) shares of Common Stock and (ii) Series C-1 warrants to purchase Common Stock (the “Series C-1 Warrants”), both of which were issued to you pursuant to a Securities Purchase Agreement, dated April 16, 2024 (the “Purchase Agreement”) and the prospectus dated April 15, 2024.

The Company is pleased to offer you the limited opportunity during the Exercise Period (as defined below) as provided herein to exercise your Series B Warrants and/or Series C Warrants (the “Limited Warrant Exercise Opportunity”) at a reduced exercise price of $0.20 (as reduced from the current exercise price of $0.60 as set forth in the Series B Warrants and Series C Warrants) (the “Reduced Exercise Price”). Upon entering into this letter agreement, you (1) have agreed to make an exercise of your Series B Warrants and/or Series C Warrants at the Reduced Exercise Price for the number of Series B Units and/or Series C Units set forth on the signature page to this letter agreement (the “Warrant Exercise”). The “Exercise Period” is the period beginning on the date hereof through 9:00 a.m. New York City Time on May 31, 2024 (the “Expiration Date”), and (2) the terms of this letter agreement. In connection with such Warrant Exercise (i) your exercise price of your Series B-1 Warrant and/or Series C-1 Warrant will be reduced to the Reduced Exercised Price and (ii) you will receive a New Warrant (as defined and provided below).

The resale of the Series B Units and Series C Units underlying the Series B Warrants and Series C Warrants, respectively (“Warrant Shares”), have been registered pursuant to a registration statement on Form S-1 (File No. 333-276741) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Series B Warrants and/or Series C Warrants pursuant to the terms hereof, will, to the Company’s knowledge, be effective with respect to the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

For the Warrant Exercise during the Exercise Period, the Company has agreed to allow you the limited opportunity to exercise your Series B Warrants and/or Series C Warrants at the Reduced Exercise Price instead of your current exercise price of $0.60 per share. You acknowledge that the ability to exercise your Series B Warrants and/or Series C Warrants is a limited opportunity that expires at the end of the Exercise Period. Accordingly, you agree that any unexercised Series B Units underlying your Series B Warrants and/or any Series C Units underlying your Series C Warrants after the end of the Exercise Period will continue to be exercisable at the current exercise price of $0.60 per share.

As an additional part of the consideration being provided by the Company for your Warrant Exercise, the Company (i) has agreed to reduce your exercise price of your Series B-1 Warrant and Series C-1 Warrant to the Reduced Exercised Price and (ii) shall also issue you or your designees, within two (2) business days after the completion of the Warrant Exercise of your Series B Warrant and/or Series C Warrant on the date of this letter agreement, a new Common Stock purchase warrant (the “New Warrant”), substantially in the form attached hereto as Annex B, to purchase up to a number of shares of Common Stock equal to 100% of the number of Warrant Shares issued to you pursuant to your Warrant Exercise.

1 Insert name and address of applicable Holder.

The New Warrants:

●	will be initially exercisable on the date on which any stockholder approvals as may be required by the rules of the NYSE American (the “Stockholder Approval”) have been obtained at a meeting of Company stockholders and such approvals become effective (the “Stockholder Approval Date”);

●	will have a term of exercise of five (5) years and six (6) months from the Exercise Closing Date (as defined below);

●	will have an exercise price equal to $0.30.

You may accept this offer and reflect your agreement with the terms of this letter agreement, including your acceptance of the New Warrants, by signing below. Such acceptance and this letter agreement will become effective only upon the acceptance of at least three Other Holders (defined below) of Series B Warrants and/or Series C Warrants entering into Other Warrant Exercise Agreements on the date hereof, if any, constituting at least 50.1% in the aggregate of the outstanding Shares and the Pre-Funded Common Stock Units as of the Closing and at least 50.1% in interest of such disproportionately impacted Purchasers under the Purchase Agreement (collectively, the “Participating Other Holders”) of the same terms and conditions as the offer provided hereunder and having signed and delivered to the Company their respective Other Warrant Exercise Agreements (as defined below). You will receive written notice from the Company in the event that it does not receive acceptances from all of the Participating Other Holders on or before 9:00 a.m. (New York City time) on May 31, 2024, and, in such event, this letter agreement and their terms, conditions and all obligations of the Company and the Holder will automatically terminate and be of no further force or effect.

Subject to this letter agreement becoming effective as provided above, your acceptance shall constitute your notice and authorization to consummate the Warrant Exercise in the amount and for the aggregate exercise price as set forth on your signature page hereto on or before 9:00 a.m. (New York City time) on May 31, 2024. By signing below, you represent that the Beneficial Ownership Limitation (as defined in your Series B and/or Series C Warrants) will not be exceeded upon the issuance of all of the shares of Common Stock received from the Warrant Exercise. Notwithstanding anything herein to the contrary, in the event that any exercise of Series B Warrants and/or Series C Warrants would otherwise cause the Holder to exceed the Beneficial Ownership Limitation (as defined in your Series B and/or Series C Warrants), the Company shall only issue such number of Series B Units and/or Series C Units to the Holder that would not cause the Holder to exceed the maximum number of shares of Common Stock permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Series B Warrants and/or the Series C Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise thereunder (provided that no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrant is as set forth on the Holder’s signature page hereto. Additionally, the Company agrees to make the representations and warranties to the Holder, and each of the Company and the Holder, as the case may be, will acknowledge and agree to the covenants set forth on Annex A attached hereto. Further, in connection with the issuance of the New Warrants as provided herein, the Holder agrees and makes the representations and warranties as set forth in Section 3.2(a) through (f) of the Purchase Agreement to the Company, as the Company will be relying upon them for an exemption from registration under the Securities Act in connection with the issuance of the New Warrants. Furthermore, the Holder makes the representation and warrants that the Holder is not purchasing the New Warrants as a result of any advertisement, article, notice or other communication regarding the New Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Holder, any other general solicitation or general advertisement.

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If this offer is accepted by your execution and delivery of this letter agreement and becomes effective, and subject to this letter agreement becoming effective with the Company having received acceptances by the Participating Other Holders as provided above, on or before the Exercise Time (as defined below), then on or before 9:00 a.m. (New York City time) on May 31, 2024, the Company shall file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) disclosing all material terms of the transactions contemplated herein, including forms of this letter agreement, the New Warrant as exhibits thereto (the “8-K Filing”). From and after the time of the 8-K Filing, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this letter agreement. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement entered into in contemplation of the transactions contemplated by this letter agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the 8-K Filing, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the 8-K Filing.

Subject to this letter agreement becoming effective as provided above, no later than June 3, 2024 (the “Exercise Closing Date”), the closing of the Warrant Exercise shall occur at such location as the parties shall mutually agree. Unless otherwise directed by Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), settlement of the Warrant Exercise hereunder shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Exercise Closing Date, the Company shall issue the shares of Common Stock and Series C-1 Warrants issued pursuant to the Warrant Exercise (the “Exercise Units”) in the Holder’s name and address, to be released by the Company’s transfer agent directly to the account(s) of the Placement Agent as identified by the Holder; upon receipt of such Exercise Units, the Placement Agent shall promptly electronically deliver such Exercise Units to the Holder; and payment of the aggregate exercise price therefor shall be made by the Placement Agent (or its clearing firm) on behalf of the Holder by wire transfer to the Company). On or prior to the Exercise Closing Date, the Holder shall deliver or cause to be delivered to the Company such Holder’s aggregate exercise price for the Exercised Units, which shall be made available for DVP settlement with the Company or its designee.

The Company shall hold an annual or special meeting of stockholders (the “Stockholder Meeting”) on or before the date that is six (6) months after the Exercise Closing Date, to obtain Stockholder Approval (as and if required by the NYSE American rules), with the recommendation of the Company’s board of directors that such proposal(s) be approved (subject to their fiduciary duties at such time). The Company shall solicit proxies from its stockholders with respect to the Stockholder Approval in the same manner as all other management proposals contained in such proxy statement. The Company shall use its reasonable best efforts to obtain Stockholder Approval. If the Company does not obtain Stockholder Approval at the Stockholder Meeting, the Company shall call a stockholder meeting every four months thereafter to seek Stockholder Approval until the date Stockholder Approval is obtained. By signing this letter agreement, the Holder confirms and agrees that it shall vote all shares of Common Stock over which the undersigned has voting control that are eligible to vote at, and are held of record on, the applicable record date, if any, in favor of any and all proposals and/or resolutions presented by the Company for purposes of obtaining Stockholder Approval.

In connection with the execution of this letter agreement, pursuant to Section 5.5 of the Purchase Agreement, the Holder hereby waives the restrictions on the issuance of Common Stock or Common Stock Equivalents and the filing of a registration statement contained in Section 4.11(a) of the Purchase Agreement with respect to the transactions contemplated by this letter agreement, including, but not limited to, the issuance of Common Stock, Series C-1 Warrants and New Warrants as well as the filing of any prospectus supplement to the Registration Statement or the filing of a new registration statement for the New Warrants contemplated herein, and consents to such contemplated transactions. In addition to the covenants in Annex A, the undersigned agrees to the covenant set forth in Section 4.13 of the Purchase Agreement, whereby the Holder agreed that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities below $0.15 per share ending on the Reverse Stock Split Date.

Except as set forth herein, the terms of the Series B Warrants and the Series C Warrants, including but not limited to the obligations to deliver the underlying shares of Common Stock in connection with the Warrant Exercise, shall remain in effect as if the acceptance of the offer contained herein and entry into this letter agreement was a formal exercise notice under the applicable Series B Warrants and/or Series C Warrant.

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The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Series B Warrants and/or Series C Warrants (each, an “Other Holder”), including the Other Holders who are Participating Other Holders that enter into similar letter agreements as the Holder (the “Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until 30 days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof) relating to any of the Series B Warrants and/or Series C Warrants, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement, unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until thirty (30) days after the date hereof, the Company enters into an Other Warrant Exercise Agreement relating Series B Warrants and/or Series C Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof (“Notice of Transaction”) and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and the obligation of the conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including, if applicable, the issuance of additional underlying shares of Common Stock), provided that upon written notice to the Company within five (5) days after receiving a Notice of Transaction, the Holder may provide written notice to the Company electing not to accept all of the benefits of any such amended and modified term and the related conditions, in which event the terms and conditions contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Exercise Agreement.

Each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Exercised Warrant Shares.

Upon the countersignature and delivery of this letter agreement by the Holder and subject to this letter agreement becoming effective upon the Company’s receipt of signed letter agreements by the Participating Other Holders as provided above, the parties will have mutually agreed to the consummation of the transactions set forth above, including the Warrant Exercise, the Limited Exercise Opportunity, and the Company’s issuance of the New Warrants to you.

No provision of this letter agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, or, in the case of a modification, supplement, or amendment, by each of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this letter agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

***************

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To accept this offer and to enter into this letter agreement, you must counter execute this letter agreement and return the fully executed letter agreement to the Company at email: ajackson@calidibio.com, attention: Andrew Jackson, on or before 9:00 am (New York City time) by May 31, 2024. As noted above, your acceptance and this letter agreement will be effective only upon the similar acceptance of the Participating Other Holders.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

CALIDI BIOTHERAPETUICS, INC.

By:
Name:
Title:

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Accepted and Agreed to:

Name of Holder:	_____________________________________

Signature of Authorized Signatory of Holder:	_____________________________________

Name of Authorized Signatory:	_____________________________________

Title of Authorized Signatory:	_____________________________________

Series B Warrant Shares (prior to the Warrant Exercise):	_____________________________________

Series C Warrant Shares (prior to the Warrant Exercise):	_____________________________________

Number of Series B Units being exercised under the Series B Warrant contemporaneously with signing this letter agreement (Exercise Amount):	_____________________________________

Number of Series C Units being exercised under the Series C Warrant contemporaneously with signing this letter agreement (Exercise Amount):	_____________________________________

Aggregate Exercise Amount:	$_____________________________________

Quantity of New Warrants	_____________________________________

Beneficial Ownership Blocker of New Warrant (4/99% or 9.99%)	_____________________________________

Number of Series B Units After the Warrant Exercise (Remaining Series B Units):	_____________________________________

Number of Series C Units After the Warrant Exercise (Remaining Series C Units):	______________________________________

Delivery Address for New Warrant:

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Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants. The Company hereby makes the following representations and warranties to the Holder, and each of the Company and the Holder, as the case may be, acknowledged and agree to covenants set forth below:

(a) Registration Statement. The Series B Units and Series C Units are registered for issuance on the Registration Statement and the Company knows of no reason as of the date hereof why the Registration Statement shall not remain available for the issuance and resale of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all remaining Series B Units underlying the Series B Warrants and Series C Units underlying the Series C Warrants are sold by the Holder.

(b) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith except for the Stockholder Approval contemplated by the Letter Agreement and the New Warrants. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have reasonably be expected to result in a Material Adverse Effect.

(d) NYSE American Corporate Governance. The transactions contemplated under this letter agreement comply or upon receiving the requisite Stockholder Approval with all applicable rules of the NYSE American LLC.

(e) Issuance of the New Warrants. The issuance of the New Warrants in connection with the Warrant Exercise prior to the expiration of the Exercise Period as provided in this letter agreement shall be duly authorized and will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrants (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. No later than after the Stockholder Approval Date, the Company shall reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full in accordance with its terms.

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(f) Legends and Transfer Restrictions.

(i) The New Warrants and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii) The Holder agrees to the imprinting, so long as is required by this Section (i), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE LETTER AGREEMENT, DATED MAY [31], 2024, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

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(iii) Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (f)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale limitations pursuant to Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (f), it will, no later than the earlier of (i) one (1) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (f). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(iv) In addition to such undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section (f)(iii), $2.50 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the undersigned by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such undersigned that is free from all restrictive and other legends and (b) if after the Legend Removal Date such undersigned purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such undersigned of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such undersigned anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such undersigned’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to such undersigned by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such undersigned to the Company of the applicable New Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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(g) Listing of Common Stock. The Company shall, subject to applicable requirements of the NYSE American, apply to list or quote all of the New Warrant Shares on the NYSE American and upon receipt of the required Stockholder Approval will use its best efforts to secure the listing of all of the New Warrant Shares on such NYSE American.

(h) Registration Statement. On or prior to December [3], 20242, the Company shall prepare and file a registration statement with the SEC covering the resale of 100% of the Common Stock underlying the New Warrants issued to the Participants. The Company will use its best efforts to cause the registration statement to be declared effective by the SEC and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

(i) Subsequent Equity Sales.

(a) From the date hereof until thirty (30) days following the Exercise Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than the Prospectus or the filing a registration statement on Form S-8 in connection with any employee compensation plan. Notwithstanding the foregoing, the Company may file a post-effective registration statement to an existing a resale registration statement that has been declared effective prior to the date hereof.

(b) From the date hereof until the six (6) month anniversary of the Exercise Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after ninety (90) days following the Exercise Closing Date, the entry into and/or issuance of shares of Common Stock in an “at-the-market” facility with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. Any Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

2 Insert date that is 6 months from Exercise Time

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Annex B – Form of New Warrant

[To insert]

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